CONFIRMING STATEMENT

       This Statement confirms that the undersigned has authorized and designated each Jennifer Meschewski, George Callard, Lisa Longo, Christopher
Taft, Sara Gubins, Jana Palmaccio, and Samuel Torres, to execute and file on the undersigned's behalf such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Nielsen Holdings plc
(the "Company") (i) pursuant to Section 16(a) of the Securities Exchange Act of
1934 (the "Exchange Act"), as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation, the Form ID.  The authority of Jennifer Meschewski, George Callard,
Lisa Longo, Christopher Taft, Sara Gubins, Jana Palmaccio, and Samuel Torres
under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of the Company, unless earlier revoked in writing. The undersigned acknowledges that Jennifer Meschewski, George Callard, Lisa Longo, Christopher
Taft, Sara Gubins, Jana Palmaccio, and Samuel Torres are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

By: /s/ Stephanie Plaines
Name: Stephanie Plaines
Date: April 13, 2021